UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2026

CBAK ENERGY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
(Address, including zip code, of principal executive offices)

(+86)(411)-3918-5985
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On March 18, 2026, CBAK Energy Technology, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at the Company’s principal executive office in Dalian, China. Holders of the Company’s common stock at the close of business on January 20, 2026 (the “Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, there were 88,645,836 shares of common stock outstanding and entitled to vote. A total of 50,274,880 shares of common stock (56.71%), constituting a quorum, were present in person or by valid proxies at the Special Meeting.

The stockholders voted on two proposals at the Special Meeting. Each proposal is described in detail in the Company’s proxy statement/prospectus dated January 16, 2026, the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1 – To approve and adopt the agreement and plan of merger (the “Merger Agreement”) by and between the Company and CBAT Cayman, an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company, which includes a plan of merger required to be filed with the Register of Companies in the Cayman Islands, substantially in the form attached as Exhibit A to the Merger Agreement, pursuant to which the Company will merge with and into CBAT Cayman, with CBAT Cayman continuing as the surviving company resulting from the merger, and each issued and outstanding share of the common stock of the Company will be cancelled in exchange for one ordinary share of CBAT Cayman (the “Redomicile Merger”). The adoption of the Proposal 1 required the affirmative vote of a majority of the outstanding shares of the Company’s common stock. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
48,005,537	1,710,559	558,784

Proposal 2 – To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the foregoing proposal. The adoption of Proposal 2 required the affirmative vote of a majority of the shares of the common stock present in person or represented by proxy and entitled to vote that are actually voted on the matter. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
47,967,297	2,173,476	134,107

All two proposals were approved by the Company’s stockholders.

Item 8.01. Other Events.

On March 17, 2026, the Company received a notification letter from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company had regained compliance with the $1 minimum bid price requirement for continued listing on Nasdaq.

As previously reported, on October 1, 2025, the Company had received a notification letter from the Nasdaq Listing Qualifications department stating that, for the prior 30 consecutive business days, the closing bid price of the Company’s common stock had been below the minimum of $1 per share required for continued listing on Nasdaq. Subsequently, Nasdaq determined that, from February 17, 2026 to March 16, 2026, the closing bid price of the Company’s common stock had been at $1 per share or greater. Accordingly, the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: March 19, 2026	By:	/s/ Jiewei Li
Jiewei Li
Chief Financial Officer

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